Exhibit 99


     Frontier Bank Becomes a Member of the Federal Reserve System

EVERETT, Wash.--(BUSINESS WIRE)--Oct. 8, 2002--Frontier Financial
Corporation (Nasdaq:FTBK), headquartered in Everett, Washington, today announced that its wholly owned subsidiary, Frontier Bank, has applied for and was approved as a member of the Federal Reserve System on October 7, 2002.

Frontier Bank will now be supervised by the Federal Reserve Bank of San Francisco, which currently supervises its holding company activities. The State of Washington, Division of Banking, will also continue their role as supervisor, as Frontier Bank is a state chartered bank.

President & CEO, Bob Dickson, stated "Consolidating our bank and holding company supervision will allow for efficiencies in operations going forward. Membership in the Federal Reserve System represents further advancement into the mid-size bank operating atmosphere. It could be an important factor if we expand into other lines of business, which are currently regulated and supervised by the Federal Reserve System."

Frontier Bank operates thirty-nine banking offices in Clallam, Jefferson, King, Kitsap, Pierce, Skagit, Snohomish and Whatcom
Counties.

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may", "expected", "anticipate", "estimate", "continue" or other comparable words. In addition, all statements other than statements of historical facts that address activities that Frontier Financial Corporation expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Frontier particularly its Form 10-K for the Fiscal Year Ended December 31, 2001, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.


    CONTACT: Frontier Financial Corporation
             Robert J. Dickson, 425/514-0700